SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OF 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 25, 2000
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                             Telxon Corporation
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               Exact Name of Registrant Specified in Charter


           Delaware                    0-11402              74-1666060
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  (State or Other Jurisdiction       (Commission          (IRS Employer
       of Incorporation)              File Number        Identification No.)


   1000 Summit Drive, Cincinnati, Ohio                        45150
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     (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:  (330) 664-1000
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                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)





ITEM 1.   Changes in Control of the Registrant

(a)   Not applicable.

(b) On July 25, 2000, Telxon Corporation ("Telxon") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Telxon will be acquired by Symbol Technologies, Inc. ("Symbol"). Under the terms of the Merger Agreement, which was unanimously approved by Telxon's Board of Directors, a newly formed wholly owned subsidiary of Symbol will be merged into Telxon (the "Merger"), and Telxon's shareholders will receive in the Merger 0.50 of a share of Symbol common stock for each Telxon common share.

      A copy of the press release issued on July 26, 2000 announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

      In connection with the execution of the Merger Agreement, Telxon entered into an Amendment to its Rights Agreement, dated as of August 25, 1987, as amended and restated ("Rights Agreement"), rendering the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement. A copy of the Amendment to the Rights Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Not applicable.

(b)   Not applicable

(c)   Exhibits.

      4.1 Amendment to the Rights Agreement, dated July 25, 2000, between Telxon Corporation and Computershare Investor Services, LLC.

      99.1 Press Release issued by Symbol Technologies, Inc. and Telxon Corporation on July 26, 2000.




                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TELXON CORPORATION


                                   By: /s/ Woody M. McGee
                                      --------------------------------
                                      Vice President and CFO


July 27, 2000





                               EXHIBIT INDEX


4.1 Amendment to the Rights Agreement, dated July 25, 2000, between Telxon Corporation and Computershare Investor Services, LLC.

99.1 Press Release issued by Symbol Technologies, Inc. and Telxon Corporation on July 26, 2000.